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                                                                    EXHIBIT 10.1

                              EMPLOYMENT AGREEMENT


         THIS EMPLOYMENT AGREEMENT (the "Agreement") is made as of this 9th day of June, 1998, by and between South Florida Bank Holding Corporation and South Florida Bank, both of whose addresses are at 2017 McGregor Boulevard, Fort Myers, Florida 33901 (collectively, the "Employer"), and William P. Valenti, whose address is set forth below his signature to this Agreement (the "Executive").

                                  WITNESSETH:

         WHEREAS, the Employer desires to retain the services of and employ the Executive pursuant to the terms and conditions of this Agreement.

         NOW THEREFORE, in consideration of the promises and of the covenants and agreements herein contained, the Employer and Executive covenant and agree as follows:

         1. Employment. Pursuant to the terms and conditions of this Agreement, the Employer agrees to employ the Executive and the Executive agrees to render services to the Employer as set forth herein.

         2. Position and Duties. During the term of this Agreement, the Executive shall:

                  (a) Serve as President and Chief Executive Officer of South Florida Bank Holding Corporation (the "Holding Corporation") and its subsidiary, South Florida Bank (the "Bank"); and

                  (b) Serve as a member of the Board of Directors of the Holding Corporation and the Bank; and

                  (c) Undertake such duties as may be assigned to him from time to time by the Board of Directors of the Holding Corporation (the "Board") and also the Board of Directors of the Bank, and

                  (d) Devote his full business time, energy, skill and best efforts to promote the Holding Corporation's and the Bank's business and affairs.

         3. Term. The term of this Agreement shall be for a period of three years, commencing on July 1, 1998 and expiring (unless sooner terminated as otherwise provided in this Agreement or unless otherwise renewed as set forth herein) on June 30, 2001 (which date, including any earlier date of termination or any extended expiration date, shall be referred to as the "Expiration Date"). After the expiration of the initial term (and any renewal term as set forth herein), if not previously


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cancelled as set forth herein, this Agreement and the then existing term of employment shall be extended on a yearly basis from year to year thereafter unless either party gives the other written notice, at least thirty (30) days prior to the end of the then existing term. After termination of the employment of Executive, the Executive shall continue to be subject to the provisions of Paragraphs 11, 12, 13, 14, and 15 of this Agreement; provided, however, that the Executive shall not be subject to the provisions of such sections where (i) the employment of the Executive is terminated by the Executive or the Employer following a Change in Control, (ii) the term of employment is not renewed pursuant to this Paragraph 3, or (iii) the employment of the Executive is terminated without cause.

         4. Compensation. During the term of this Agreement, the Employer shall pay or provide to the Executive as compensation for the services of the Executive set forth in paragraph 2 hereof:

                  (a) A base annual salary of $132,000, payable in such periodic installments consistent with other employees of the Employer (such base salary to be reviewed by the Board on an annual basis for possible adjustment upwards);

                  (b) Such individual bonuses to the Executive as may be authorized by the Board from time to time; provided, however, that the Employer shall pay to the Executive a bonus of $20,000 if the Bank obtains a CAMEL rating of 1, during the term of this Agreement.

                  (c)      The use of a automobile cellular telephone;

                  (d) A term life insurance policy in the face amount of $500,000; and

                  (e) An automobile allowance of no less than $500.00 each month.

         5. Stock Options. The Executive previously has received options to purchase shares of Holding Corporation common stock in accordance with agreements between the Executive and the Holding Corporation, which agreement shall continue in accordance with their terms.

         6. Vacation. The Executive shall take vacation time in such amounts and at such period or periods during each year as shall be designated by the Board. The Executive shall be entitled to a minimum vacation period of four weeks per year; with no continuous vacation period exceeding two weeks, except with the Board's approval. The Executive shall be entitled to full compensation during his vacation period.

         7. Reimbursement of Expenses. Upon submission of proper documentation, the Employer shall reimburse the Executive for his reasonable expenses incurred in connection with his employment hereunder. The Executive shall also be entitled to reimbursement for expenses customarily paid by the Employer as the Board may from time to time approve in writing as a policy of the Employer, and the Executive agrees to comply with said policy or policies. The Executive


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shall not receive reimbursement of expenses unless the same are specifically approved by the Employer or set forth as the policy of the Employer as provided above.

         8. Disability. If the Executive is determined to be "disabled" pursuant to the terms of the long-term disability insurance program maintained by the Employer for the benefit of its employees, then the Executive shall be entitled to receive the long-term disability payments provided by such insurance program, and if there is an initial exclusion period, then the Employer shall pay to the Executive during such exclusion period after the Executive utilizes all accrued and unused sick and vacation pay an amount equal to 66 2/3% of the Executive's base annual salary (less any payments received by the Executive under any short-term disability insurance programs maintained by the Employer for the benefit of its employees and any payments received by the Executive under any other disability insurance program paid for by the Employer for the benefit of the Executive).

         9. Termination. The Employer, by action taken by its Board, may terminate the employment of the Executive as follows:

                  (a) At any time and immediately upon written notice to the Executive if said discharge is for cause. In the notice of termination furnished to the Executive under this subparagraph (a), the reason or reasons for said termination shall be given and if no reason or reasons are given for said termination, said termination shall be deemed to be without cause and not permitted under this subparagraph
         (a). By way of illustration and not limitation, any one or more of the following conditions shall be deemed to be grounds for termination of the employment of the Executive for cause under this subparagraph (a):

                           (i) In the event the Executive shall expressly fail or refuse to comply with the policies, standards and regulations of the Employer or the Bank applicable to all employees from time to time established or conducts himself in an unprofessional manner; provided, however, that for the first two such failures or refusals, the Executive shall be given written warnings, and the third failure or refusal shall be grounds for termination for cause.

                           (ii) In the event that the Board finds that the Executive has been involved in any fraudulent conduct or an activity involving theft or that the Executive's conduct discredits the Employer or the Bank or is detrimental to the reputation, character and standing of the Employer or the Bank or that the Executive's conduct involves a breach of fiduciary duty relating to personal profit or an intentional failure to perform the stated duties described above; provided, however, the Executive shall be given written warnings, and the third occurrence shall be grounds for termination for cause (except that in the case of theft or fraudulent conduct no such written warning need be given and the employment may be terminated on the first such occurrence).


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                           In the event the Holding Corporation or the Bank
                  receives written notification from its chartering authority or authorities that (a) there is a mismanagement of the Holding Corporation or the Bank by the Executive, or that (b) as a result of conditions or circumstances arising from the Executive's actions after February 3, 1992, the Holding Corporation or the Bank's operations, conditions or soundness are marginal, significantly below average or unsatisfactory, or are not in compliance with any federal or state law, or any rule or regulation issued thereunder under the control of the Executive.

                           In the event of termination for cause, the Employer
                  shall pay the Executive only the salary, vacation time accrued but unused, and bonus amounts accrued and unpaid as of the date of termination, and all outstanding and unexercised options shall immediately terminate.

                  (b) In the event the Executive's employment is terminated without cause, the Employer shall, for a period of the greater of two years after said termination or until the expiration of this Agreement,
         (i) continue to pay to the Executive the base wage or salary in effect under paragraph 4(a) on the date of said termination, (ii) continue to provide for the benefit of Executive the life insurance benefits set forth in paragraphs 4(d) of this Agreement, and (iii) reimbursement to the Executive for continued coverage under the Consolidated Omnibus Budget Reconciliation Act ("COBRA") by the Employer's current medical insurance plan. Any stock options shall remain subject to the stock option plan. The Executive also shall be entitled to receive vacation time accrued but unused as of the date of the termination of employment. The foregoing shall be exclusive of fringes and other benefits, except as required by law. The Executive shall be deemed to have been terminated without cause if (i) there is a significant reduction in the authority of the Executive as set forth in paragraph 2(a) or a reduction of the Executive's title, in each case without cause as defined in paragraph 9, (ii) the Executive's office is relocated outside of Lee County, Florida, or (iii) the Employer terminates the employment of the Executive and no reason or reasons are given to the Executive for said termination as contemplated by paragraph 9. The Executive also shall be deemed to have been terminated without cause if there is a Change in Control and, following such Change in Control, there is a significant reduction in the authority of the Executive as set forth under paragraph 2(a), a reduction of the Executive's title, a reduction of the Executive's compensation as set forth under paragraph 4, or a termination of the Executive's employment (except for death, resignation, or disability).

                                    (i)      Change in Control. For purposes of
                           this Agreement, a "Change in Control" shall be deemed to have taken place if (i) a person, including a "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934 (the 1934 Act"), becomes the beneficial owner (as defined in Rule 13d-3 promulgated pursuant to the 1934 Act) of shares of the Company having 45% or more of the total number of votes that may be cast for the election of directors of the Employer; (ii) at any time those persons who were


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                           directors of the Employer as of the date of this
                           Agreement shall cease to constitute a majority of the Board or any successor to the Employer; or (iii) any spin-off, split-off, split-up or similar corporate division occurs that results in the distribution to stockholders of the Employer of a business or businesses whose assets represent 20% or more of the fair market value of the total assets of the Employer immediately before the division.

                  (c) In the event the Executive's employment is terminated because of the Executive's resignation, the Employer shall be obligated to pay to the Executive any salary which is accrued and unpaid at the date of said resignation pursuant to paragraph 4(a) and also any bonuses payable to Executive solely pursuant and subject to paragraph 4(b) . The Executive also shall be entitled to receive vacation time accrued but unused as of the date of the termination of employment. Any stock options shall remain subject to the stock option plan.

                  (d) If the Executive's employment is terminated by the death of the Executive, this Agreement shall automatically terminate, and the Employer shall be obligated to pay to the Executive any salary which is accrued and unpaid at the date of death pursuant to paragraph 4(a) and also any bonuses payable to Executive solely pursuant and subject to paragraph 4(b). The Executive also shall be entitled to receive vacation time accrued but unused as of the date of death. Any stock options shall remain subject to the stock option plan.

         10. Notice. All notices permitted or required to be given to either party under this Agreement shall be in writing and shall be deemed to have been given (a) in the case of delivery, when addressed to the other party as set forth in the preamble to this Agreement and delivered to said address,
(b) in the case of mailing, three days after the same has been mailed by certified mail, return receipt requested, and deposited postage prepaid in the U.S. Mails, addressed to the other party at the address as set forth in the preamble to this Agreement, and (c) in any other case, when actually received by the other party. Either party may change the address at which said notice is to be given by giving notice of such to all other parties to this Agreement in the manner set forth herein.

         11. Confidential Matters. The Executive agrees that during his employment by the Employer and thereafter subsequent to the termination of his employment by the Employer for any reason whatsoever and with or without cause, the Executive will not release or divulge any confidential information whatsoever relating to the Employer to any other person or persons whomsoever without the prior express written consent of the Employer. The Executive is aware and acknowledges that the Executive shall have access to confidential information by virtue of his employment and the Executive agrees to keep such information confidential at all times. The type of confidential information covered by this paragraph shall include, but is not limited to, lists of the customers and deposits of the Employer, financial information, marketing and other information relating to the operations of the Employer.


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         12.      Injunction Without Bond. In the event there is a breach or threatened breach by the Executive of the provisions of paragraph 11, the Employer shall be entitled to an injunction without bond to restrain the Executive from disclosing in whole or in part any confidential matters or from rendering a service to any person, firm, corporation, association or other entity, in the course of which service such information has been disclosed or is threatened to be disclosed, and the Employer will be entitled to reimbursement for all costs and expenses, including reasonable attorneys' fees in connection therewith. Nothing herein shall be construed as prohibiting the Employer from pursuing such other remedies available to it for such breach or threatened breach including recovery of damages from the Executive.

         13. Noncompetition. The Executive agrees that during the period of time the Executive is retained by the Employer to provide services to the Employer, and for a period of two years thereafter (except where (i) the employment of the Executive is terminated by the Executive or the Employer following a Change in Control, (ii) the term of employment is not renewed pursuant to Paragraph 3, or (iii) the employment of the Executive is terminated without cause), Executive will not enter the employ of, or have any interest in, directly or indirectly (either as executive, partner, director, officer, consultant, principal, agent or employee), any other firm, corporation or other entity (including a bank, a state or federal savings and loan association or credit union), whether presently existing or subsequently established, which is engaged as of the date of this Agreement, or becomes engaged during the period of the noncompetition set forth in this paragraph, in the business of providing any service similar or equivalent to that provided by the Holding Corporation or the Bank at any time. The covenant of the Executive set forth in this paragraph shall be limited to Lee County, Florida.

         14. Nonsolicitation; Noninterference. The Executive agrees that during the period of time the Executive is retained by the Employer to provide services to the Employer, and for a period of two years thereafter (except where
(i) the employment of the Executive is terminated by the Executive or the Employer following a Change in Control, (ii) the term of employment is not renewed pursuant to Paragraph 3, or (iii) the employment of the Executive is terminated without cause), the Executive will not (a) solicit for employment by Executive, or anyone else, or employ any employee of the Holding Corporation or the Bank or any person who was an employee of the Holding Corporation or the Bank within twelve months prior to such solicitation of employment; (b) induce, or attempt to induce, any employee of the Holding Corporation or the Bank to terminate such employee's employment; (c) induce, or attempt to induce, anyone having a business relationship with the Holding Corporation or the Bank to terminate or curtail such relationship or, on behalf of himself or anyone else, compete with the Holding Corporation or the Bank; (d) to make any untrue statement concerning the Holding Corporation or the Bank to anyone; or (e) permit anyone controlled by the Executive, or any person acting on behalf of the Executive or anyone controlled by an employee of the Executive to do any of the foregoing. This covenant shall be limited to the Executive being employed by a business providing any service similar or equivalent to that provided by the Holding Corporation or the Bank.


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         15.      Remedies. The Executive agrees that the restrictions set forth in this Agreement are fair and reasonable. The covenants set forth in this Agreement are not dependent covenants and any claim against the Holding Corporation or the Bank, whether arising out of this Agreement or any other agreement or contract between Employer and/or the Bank, and Executive shall not be a defense to a claim against Executive for a breach or alleged breach of any of the covenants of Executive contained in this Agreement. Executive acknowledges that a breach by Executive of any of the covenants contained in this Agreement may result in irreparable and continuing damage to the Holding Corporation and the Bank and their successors and assigns and agrees that, in the event of any actual or threatened breach of any of the covenants of Executive contained in this Agreement, the Employer and its respective successors and assigns shall be entitled to injunctive relief without bond or such other relief as may be proper or provided for in this Agreement. It is expressly understood by and between the parties hereto that the covenants contained in this Agreement shall be deemed to be a series of separate covenants. The Executive understands and agrees that if any of the separate covenants are judicially held invalid or unenforceable, such holding shall not release him from his obligations under the remaining covenants of this Agreement. If in any judicial proceedings, a court shall refuse to enforce any or all of the separate covenants because taken together they are more extensive (whether as to geographic area, duration, scope of business or otherwise) than necessary to protect the business and goodwill of the Holding Corporation and the Bank, it is expressly understood and agreed between the parties hereto that those separate covenants which, if eliminated or restricted, would permit the remaining separate covenants or the restricted separate covenant to be enforced in such proceeding shall, for the purposes of such proceeding, be eliminated from the provisions of this Agreement or restriction, as the case may be.

         16. Invalid Provision. In the event any provision should be or become invalid or unenforceable, such facts shall not affect the validity and enforceability of any other provision of this Agreement. Similarly, if the scope of any restriction or covenant contained herein should be or become too broad or extensive to permit enforcement thereof to its full extent, then any such restriction or covenant shall be enforced to the maximum extent permitted by law, and Executive hereby consents and agrees that the scope of any such restriction or covenant may be modified accordingly in any judicial proceeding brought to enforce such restriction or covenant.

         17. Governing Law. This Agreement shall be construed in accordance with and shall be governed by the laws of the State of Florida.

         18. Attorneys' Fees and Costs. In the event a dispute arises between the parties under this Agreement and suit is instituted, the prevailing party shall be entitled to recover his costs and attorneys' fees from the non-prevailing party. As used herein, costs and attorneys' fees include any costs and attorneys' fees in any appellate proceeding.

         19. No Third Party Beneficiary. This Agreement is solely between the parties hereto and the Employer, and no person not a party to this Agreement (other than the Bank) shall have any rights hereunder, either as a third party beneficiary or otherwise. The rights and obligations of the


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parties under this Agreement shall inure to the benefit of and shall be binding upon their successors and legal representatives.

         20. Miscellaneous. The rights and duties of the parties hereunder are personal and may not be assigned or delegated without the express written consent of all other parties to this Agreement. The captions used herein are solely for the convenience of the parties and are not used in construing this Agreement. Time is of the essence of this Agreement and the performance by each party of its or his duties and obligations hereunder.

         21. Complete Agreement. This Agreement constitutes the complete agreement between the parties hereto and incorporates all prior discussions, agreements and representations made in regard to the matters set forth herein. This Agreement may not be amended, modified or changed except by a writing signed by the party to be charged by said amendment, change or modification.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                "EMPLOYER"
                                SOUTH FLORIDA BANK HOLDING CORPORATION


                                By:   /s/ Robert Ernest Hendry
                                      ----------------------------------------
                                      Robert Ernest Hendry
                                Its:  Chairman of the Board


                                SOUTH FLORIDA BANK


                                By:   /s/ Robert Ernest Hendry
                                      ----------------------------------------
                                      Robert Ernest Hendry
                                Its:  Director


                                "EXECUTIVE"

                                 /s/ William P. Valenti
                                 ---------------------------------------------
                                 William P. Valenti, Individually
                                 Address: 6542 Kestrel Circle
                                          Fort Myers, Florida 33912



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